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                                                                     Exhibit 3.3

                                   RESOLUTIONS
                                     OF THE
                              BOARD OF DIRECTORS OF
                        MARINER POST-ACUTE NETWORK, INC.,
                             A DELAWARE CORPORATION,
                  ADOPTED AT A MEETING DULY CALLED AND HELD ON

                                December 13, 2001

         WHEREAS, pursuant to Section 8.08(ii) of the Third Amended and Restated Bylaws of the Corporation (the "Bylaws"), the Board of Directors (the "Board") has the authority to amend the Bylaws; and

         WHEREAS, the Board believes it is in the Corporation's best interest to amend the Bylaws to change the date of the Fiscal Year end.

         NOW, THEREFORE, BE IT RESOLVED, that SECTION 1.03 of the Bylaws is hereby amended in its entirety to read as follows:

                  SECTION 1.03 Fiscal Year. The fiscal year of the corporation shall end on the 31st of December in each year.